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                                                                Exhibit 99(a)(2)

                      AGREEMENT of ASSIGNMENT and TRANSFER
                      For Limited Partnership Interests in
                  Marriott Residence Inn II lIMITED pARTNERSHIP

I hereby tender to Madison Liquidity Investors117, LLC (the "Purchaser"), a Delaware limited liability company, and/or its assignees, the above-described limited partnership Units in Marriott Residence Inn II Limited Partnership, a Delaware limited partnership (the "Partnership"), for $300 per Unit in cash (reduced by the amount of any cash distributions made to me by the Partnership on or after February 15, 2002 and together with interest as provided in the Offer) in accordance with the terms and subject to the conditions of the Purchaser's Offer to Purchase dated February 15, 2002(the "Offer to Purchase") and this Agreement of Assignment and Transfer (which, together with the Offer to Purchase and any supplements or amendments, constitutes the "Offer"). I acknowledge that I have received the Offer to Purchase. The Offer, the proration period (described further in Section 4 of the Offer to Purchase) and the withdrawal rights (described further in Section 5 of the Offer to Purchase) will remain open until 5:00 p.m. Eastern Daylight Time on March 19, 2002, subject to extension at the discretion of the Purchaser (the "Expiration Date"). I understand that (i) payment for the Units tendered hereby and accepted by the Purchaser will be made by check mailed to me at the address below promptly following the transfer or assignment of the Units to the Purchaser, (ii) payment may be several months after the Expiration Date of the Offer and (iii) the Purchaser shall not be liable for any damages that may be incurred by me as a result of any delay in such payment caused by the Partnership's failure to either promptly effect transfers or declare the amount of distributions. I further understand that the Purchaser may, at its sole discretion, reject (in whole or in part) any and all tenders of Units prior to making payment therefor in the event of a change in any of the financial or procedural considerations taken into account by the Purchaser in formulating and extending the Offer. The Offer is subject to Section 13 - "Conditions of the Offer" of the Offer to Purchase.

Subject to, and effective upon, acceptance of this Agreement of Assignment and Transfer and payment for the Units tendered hereby in accordance with the terms and subject to the conditions of the Offer, I hereby sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall be entitled to receive, (i) all of my right, title and interest in and in any way related to the Units tendered hereby and accepted by the Purchaser for payment pursuant to the Offer (the "Tendered Units"), (ii) any and all cash and non-cash distributions (including, without limitation, Distributable Cash Flow and Net Cash Proceeds), other Units or other securities declared, made, issued or issuable in respect of the Tendered Units on or after February 15, 2002 without regard to whether the cash or other property that is included in any such distribution was received by the Partnership before or after February 15, 2002 and without regard to whether the applicable sale, financing, refinancing or other disposition took place before or after February 15, 2002, (iii) all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever distributable or allocable to the Tendered Units under the Partnership's Limited Partnership Agreement or otherwise, and (iv) all proceeds received by me after February 15, 2002 of or other consideration resulting from litigation or other assertion of claims having accrued in favor of the Partnership, the tendering Unitholder or his or hers predecessor(s) in interest with respect to the tendering Unitholder's or such other person's purchase of Units or otherwise with respect to the business or management of the Partnership from its inception to the time of payment for the Units tendered hereunder. It is my further understanding, and I further acknowledge and agree, that the taxable income and taxable loss attributable to the transferred Units with respect to the taxable period in which the date on which the Purchaser is listed in the records of the Partnership as the holder of record of the Tendered Units occurs shall be divided among and allocated between me and the Purchaser as provided in the Partnership Agreement, or in accordance with such other lawful allocation methodology as may be agreed upon by the Partnership and the Purchaser. It is my intention that the Purchaser, if it so elects, succeed to my interest as a Substitute Limited Partner, as defined in the Partnership Agreement, in my place with respect to the transferred Units.

I hereby represent and warrant to the Purchaser and the Partnership that I have the full right, power and authority to transfer the Units and to execute this Agreement of Assignment and Transfer and all other documents executed in connection herewith without the joinder of any other person or party. If I am executing this Agreement of Assignment and Transfer or any other document in connection herewith on behalf of a business or other entity other than an individual person, I have the right, power and authority to execute such documents on behalf of such entity without the joinder of any other person or party. I hereby further represent and warrant to the Purchaser that (i) I have received the Offer to Purchase, (ii) I own the Units and have full right, power and authority to validly sell, assign, transfer, convey and deliver to the Purchaser the Units, (iii) effective when the Units are accepted for payment by and transferred to the Purchaser, the Purchaser will hereby acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the Units will not be subject to any adverse claim, and (iv) I am a "United States person," as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

Subject to Section 5 - "Withdrawal Rights" of the Offer to Purchase, I hereby irrevocably constitute and appoint the Purchaser as my true and lawful agent and attorney-in-fact with respect to the Tendered Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), effective on the Expiration Date, to (i) vote or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Tendered Units, (ii) deliver the Tendered Units and transfer ownership of the Tendered Units on the Partnership's books maintained by the General Partner, (iii) endorse, on my behalf, any and all payments received by the Purchaser from the Partnership that are made on or after February 15, 2002which are made payable to me, in favor of the Purchaser or any other payee the Purchaser otherwise designates, (iv) execute a Loss and Indemnity Agreement relating to the Tendered Units on my behalf if I fail to include my original certificate(s) (if any) representing the Tendered Units with this Agreement, (v) execute on my behalf any applications for transfer and any distribution allocation agreements required by National Association of Securities Dealers Notice to Members 96-14 to give effect to the transactions contemplated by this Agreement, (vi) receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of the Tendered Units, and (vii) direct the General Partner to immediately change the address of record of the registered owner of the Tendered Units to that of the Purchaser, as my attorney-in-fact. The Purchaser is further authorized, as part of its powers as my attorney-in-fact with respect to the Tendered Units, to commence any litigation that the Purchaser, in its sole discretion, deems necessary to enforce any exercise of the Purchaser powers as my attorney-in-fact as set forth herein. The Purchaser shall not be required to post bond of any nature in connection with this power of attorney. I hereby direct the Partnership and the General Partner to remit to the Purchaser any distributions made by the Partnership with respect to the Tendered Units on or after February 15, 2002. I agree to promptly pay to the Purchaser any and all (1) distributions made by the Partnership with respect to the Tendered Units on or after February 15, 2002that are received by me, and (2) all proceeds received by me after February 15, 2002 of or other consideration resulting from litigation or other assertion of claims having accrued in favor of the Partnership, the tendering Unitholder or his or hers predecessor(s) in interest with respect to the tendering Unitholder's or such other person's purchase of Units or otherwise with respect to the business or management of the Partnership from its inception to the time of payment for the Units tendered hereunder. If such proceeds or distributions are not promptly paid to the Purchaser, they will be deducted from the final payment and I will be liable to the Purchaser for any difference between the distribution amount and the agreed upon payment if such distributions exceed said payment. I further agree to pay any costs incurred by the Purchaser in connection with the enforcement of any of my obligations hereunder and to indemnify and hold harmless the Purchaser from and against all claims, demands, damages, losses, obligations and responsibilities arising, directly or indirectly, out of my breach of any of the agreements, representations and warranties made by me herein.

I hereby direct the General Partner to immediately change my address of record as the registered owner of the Tendered Units to be transferred herein to that of the Purchaser, conditional solely upon the Purchaser's execution of this agreement.

If legal title to the Tendered Units is held through an IRA or KEOGH or similar account, I understand that this agreement must be signed by the custodian of such IRA or KEOGH account. Furthermore, I hereby authorize and direct the custodian of such IRA or KEOGH to confirm this agreement.

I hereby release and discharge the General Partner and its officers, shareholders, directors, employees and agents from all actions, causes of actions, claims or demands I have, or may have, against the General Partner that result from the General Partner's reliance on this Agreement of Assignment and Transfer or any of the terms and conditions contained herein. I hereby indemnify and hold harmless the Partnership from and against all claims, demands, damages, losses, obligations and responsibilities arising, directly or indirectly, out of a breach of any one or more representations and warranties set forth herein.

All authority herein conferred or agreed to be conferred shall survive my death or incapacity and all of my obligations shall be binding upon my heirs, personal representatives, successors and assigns. In addition, I hereby agree not to offer, sell or accept any offer to purchase any or all of the Units to or from any third party until the Offer is consummated or terminated. Upon request, I will execute and deliver any additional documents deemed by the Purchaser and its designees to be necessary or desirable to complete the assignment, transfer and purchase of the Units.

I acknowledge that if proration is required pursuant to the terms of the Offer, the Purchaser will accept for payment from among those Units validly tendered on or prior to the Expiration Date and not properly withdrawn, the maximum number of Units permitted pursuant to the Offer on a pro rata basis, with adjustments to avoid purchases of certain fractional Units and purchases which would violate the terms of the Offer or the Partnership's Limited Partnership Agreement, including Section 7.01 thereof, based upon the number of Units validly tendered prior to the Expiration Date and not properly withdrawn.

I hereby certify, under penalties of perjury, that (i) the number shown on this form is my correct Social Security Number or Taxpayer Identification Number and
(ii) I am not subject to backup withholding because (1) I am exempt from backup withholding, (2) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or (3) the IRS has notified me that I am no longer subject to backup withholding.

I hereby also certify, under penalties of perjury, that I am, if an individual, not a nonresident alien for purposes of U.S. income taxation, and if not an individual, not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and regulations thereunder). I understand that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punishable by fine, imprisonment, or both.

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This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. I waive any claim that any state or federal court located in the State of Delaware is an inconvenient forum, and waive any right to trial by jury.









    Please complete ALL fields. Tear along the perforation. Sign and obtain a Medallion Signature Guarantee. Make a copy for yourself. Return this Agreement of Assignment and Transfer and your Limited Partnership Certificate(s) in the enclosed envelope. The method of delivery of this Agreement of Assignment and Transfer and Limited Partnership Certificate(s) is at your option and risk. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

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    Important: Please check the following box if you have lost or misplaced your Limited Partnership Certificate or other confirmation of ownership: [ ]

  ------------       --------------    -----------------------------------------
    Date:             Phone #:          Units: All / or Desired Number: ____
  ------------       --------------
  ---------------------------------     (If you desire to sell less than all of
    E-mail Address:                     your Units, strike "All" and indicate
                                        the number of Units to be sold.)
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     To obtain a Medallion Signature Guarantee, you must sign this Agreement in front of a banker or broker.
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    Your Signature:                            Medallion Signature Guarantee
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    Your Social Security #:
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    Co-Owner's Signature:                      Medallion Signature Guarantee
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    Co-Owner's Social Security #:
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    Custodian Company Name:                    Medallion Signature Guarantee
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    Custodian Signature:
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    AGREED TO AND ACCEPTED:                    Custodian Tax ID #:
    Madison Liquidity Investors 117, LLC
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    By:___________________________________     Custodian Account #:

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    Offer Price: $300.00 Dist. Date: February 14, 2002
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               The Purchaser is committed to protecting your privacy. Personal information is collected from you only to execute the sale of your units. We do not rent, lease or sell your personal information to third parties.